Exhibit 10.28

Amendment To Investment Agreement

This Amendment to Investment Agreement (this “Amendment”) is entered into as of November 7, 2024 (the “Amendment Date”) by and between (i) Robert N. Feldman Revocable Living Trust (“Party A”); and (ii) Evolution Metals LLC, a Delaware limited liability company, (“Party B”). Each of Party A and Party B may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties and Robert N. Feldman are all of the parties to that certain Investment Agreement, dated as of November 4, 2024 (the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein, and pursuant to Section 28 of the Original Agreement, the Original Agreement may be so amended by the Parties in writing;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Amendment. Pursuant to the provisions of Section 28 of the Original Agreement, the date “4 November 2024” in subsection F of the “BACKGROUND” section of the Original Agreement is hereby amended to be “6 November 2024”.

2.	Miscellaneous.

(a)	Other than as amended herein, the Original Agreement shall remain in full force and effect. As of and following the Amendment Date, any reference to in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

(b)	This Amendment, and any and all claims, proceedings or causes of action relating to this Amendment or arising from this Amendment, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Florida, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Florida.

(c)	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

Evolution Metals LLC

By:	/s/ David Wilcox
Name:	David Wilcox
Title:	Managing Member

Robert N. Feldman Revocable Living Trust

By:	/s/ Rob Feldman
Name:	Rob Feldman
Title:	Trustee